EXHIBIT 99.1
Press Release	Source: Hana Biosciences

Hana Biosciences Provides Update on Product Pipeline, with Zensana(TM) Targeted for a 2007 Launch

Thursday September 15, 7:40 pm ET

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Sept. 15, 2005--Hana Biosciences (OTC BB: HNAB - News), a South San Francisco-based biopharmaceutical company focused on advancing cancer care, provided guidance on its development plan and the commercialization opportunity for Zensana(TM) (ondansetron oral spray). Hana also provided an update on other product candidates in its pipeline and its long-term goals.

A brief recap follows:

Commercial launch of Zensana(TM) could occur in early 2007. A recent FDA meeting on Zensana(TM) affirmed that, upon documented bioequivalence which meets 505(b)(2) guidelines between Zensana(TM) ondansetron oral spray and Zofran ® ondansetron 8mg tablets, Hana could file an NDA (New Drug Application). Hana expects to complete its pivotal trials of Zensana(TM) by early 2006.

To determine the market opportunity for Zensana(TM), a recent survey of 162 oncologists in the US by the Winokur Consulting Group concluded that: (1) 90%, or 9 out of 10, oncologists believe Zensana(TM) may be more convenient for their patients than a tablet for the prevention of chemo-induced nausea and vomiting; (2) 48% of physicians agreed that the most important product attribute for oral 5-HT3s' is: "(product) can be used easily by patients who are experiencing nausea & vomiting, in contrast to swallowing a tablet" and; (3) Interviews with pharmacy directors at major private insurers indicate Zensana(TM) could support a proprietary price level of branded 5-HT3s, even after the launch of generics, based on projected patient benefits of convenience and faster time to drug delivery.

In addition, Hana reported that preliminary results of a Phase I/II clinical trial of Talotrexin in non-small cell lung cancer will be presented during the fall American Association for Cancer Research (AACR) meeting.

Further, the company initiated a Phase I clinical trial of IPdR in gastric, pancreatic, colorectal and liver cancers. This is Hana's third product to enter patient studies in 18 months.

"We're on track to achieve our second half 2005 goals of initiating IPdR clinical trials, establishing a clear registration path and sizing the market potential for Zensana(TM), and reporting the preliminary results of our first Talotrexin trial," commented Mark Ahn, PhD, President and CEO of Hana Biosciences, "Hana will continue to set and achieve bold and ambitious goals to accelerate shareholder value while building a patient-focused, values-driven culture."

A replay will be available for three months following the call by dialing (877) 660-6853 for domestic participants and (201) 612-7415 for international participants and entering 286 for the playback account number and 168482 for the playback access code when prompted. The replay simulcast with the slide presentation is also available on Hana's website, www.hanabiosciences.com.

About Hana Biosciences

Hana Biosciences, Inc. (OTC BB: HNAB - News) is a South San Francisco, CA-based biopharmaceutical company that acquires, develops, and commercializes innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of Hana's product candidates, the risk that the results of clinical trials may not support Hana's claims, Hana's reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Hana assumes no obligation to update these forward-looking statements, except as required by law.

Contact:
Investors & Media:
Hana Biosciences
Russell Skibsted, 650-588-6464
fax: 650-588-2787
investorrelations@hanabiosciences.com
or
The Investor Relations Group
Christie Mazurek, 212-825-3210
fax: 212-825-3229
cmazurek@investorrelationsgroup.com

Source: Hana Biosciences